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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Regent Communications, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 1998, relating to the consolidated financial statements of Faircom Inc. (which merged with Regent Communications, Inc. on June 15, 1998), which is contained in that Prospectus.

We also consent to the reference to us under the captions "Selected Historical Financial Data" and "Experts" in the Prospectus.

                                                       /s/  BDO SEIDMAN, LLP
                                                            BDO SEIDMAN, LLP

Melville, New York
December 28, 1999